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                                                                   EXHIBIT 10.19

                             THE RESTAURANT COMPANY
                      2004 CORPORATE ANNUAL INCENTIVE PLAN

1. DEFINITIONS:               The following terms shall have the meanings set
                              forth in this section:

   AIP:                       The Annual Incentive Plan
   Board of Directors:        The Board of Directors of The Restaurant Company
   Bonus Year:                The Bonus Year is the fiscal year 2004.
   Company:                   The Company is The Restaurant Company
   Eligible Employee:         Eligible Employees are Corporate Officers &
                              Directors of the Company as so designated by the
                              Chairman/CEO of the Company and must be in good
                              standing and employed on the bonus payment date.
                              An employee in good standing is that which has a
                              current performance rating of at least "At
                              Target", and has not been on disciplinary action
                              during the current bonus period and up through the
                              bonus payment date.
   Corporate EBITDA Target:   The Earnings Before Interest, Taxes, Depreciation
                              and Amortization Target of the Company as
                              identified in the operating plan approved by the
                              Board of Directors, if so designated, for the
                              Bonus Year.
   Participating Employee:    A Participating Employee is an Eligible Employee
                              who is approved by the Chairman/CEO of the Company
                              to participate in the plan.
   Base Salary:               The Base Salary is the base salary at the time of
                              bonus calculations.
   Officer Group:             The Officer Group consists of the Chairman/CEO,
                              the President/COO and the Officers of the Company.
   "At Plan":                 The corporate EBITDA plan for the year is
                              attained.
   Full Bonus:                The bonus percentage set for each eligible
                              participant by position for reaching "At Plan"
                              performance.
   Individual Performance:    The performance of the individual is a factor in
                              setting a payment.
   Discretionary:             The judgment of the Chairman/CEO and the
                              President/COO is a factor in setting a payment.

2. PURPOSE:                   To provide additional incentive to Eligible
                              Employees that is directly tied to Corporate results.

3. CORPORATE                  The Corporate Financial Performance Factor is a
   PERFORMANCE FACTORS:       function of the Corporate Earnings Before
                              Interest, Taxes, Depreciation and Amortization
                              Target.

                              Bonus payment may be made for less than "At Plan" performance. The lowest payment threshold is usually no less than halfway between the prior year EBITDA and the current year EBITDA plan. Payment may be made up to a maximum payment of 150% of the respective participant's full bonus payout.

                              Any payment of bonus is at the discretion of the Chairman/CEO and the President/COO. Performance issues and potential for continued employment are factors considered in making payout decisions.

4. TARGET BONUS               The Chairman/CEO and President/COO with input from
   PERCENTAGE:                the VP, Human Resources and CFO, approves the
                              Individual Target Bonus Percentage competitive with market.

5. BONUS AMOUNT:              The Bonus Amount is determined by multiplying the
                              Bonus Percentage by the base salary of the participant.

6. CONDITIONS PRECEDENT       Approval by the Chairman/CEO and President/COO
   TO ANY BONUS TO ANY        with input from appropriate Officers of the
   PARTICIPATING              Company, in its sole and exclusive discretion, of
                              the actual Bonus Award for each participant and the total pool to be awarded. If approved,

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   EMPLOYEE:                  bonuses will generally be paid on or before March
                              31, 2005.

7. MODIFICATION OR            The AIP does not constitute a contract of
   TERMINATION OF AIP         employment or an unconditional promise of payment.
   AND PARTICIPATION:         Participation by an Eligible Employee in any one
                              Bonus Year does not confer an unqualified right to participate in succeeding Bonus Years regardless of a modification, or absence thereof, in grade, salary, position or responsibility. The AIP is subject to modification, termination and annual renewal by the Chairman/CEO, if so designated, in its sole discretion, without any notice to Participating Employees.

8. DISABILITY, DEATH          Participating Employees who become disabled or die
   AND RETIREMENT:            during any Bonus Year may be considered for a pro
                              rata bonus for the period during which such Participating Employee was actively employed.

9. MISCELLANEOUS:             The Chairman/CEO, the Officers of the Company and
                              the Board of Directors, and its employees shall not be liable for any action taken in good faith in administering and interpreting the AIP.

                              The payments received will be subject to appropriate statutory wage deductions and such other deductions normally made for employees of The Restaurant Company. In addition, any financial obligation you have to The Restaurant Company can be deducted.

                              The Chairman/CEO or Board of Directors, in its sole discretion, may modify, including, but not limited to, increasing or decreasing the Financial Targets at any time during the Bonus Year.